UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 11, 2012

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

      Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 13, 2012, FS Energy and Power Fund (the “Company”) increased the Company’s public offering price from $9.95 per share to $10.00 per share.  This increase in the public offering price will be effective as of the Company’s January 17, 2012 semi-monthly closing and will first apply to subscriptions received from January 3, 2012 through January 16, 2012.

The purpose of this action was to ensure that the Company’s net asset value per share does not exceed the Company’s offering price per share, after deduction of selling commissions and dealer manager fees, as required by the Investment Company Act of 1940, as amended.

In addition, on January 11, 2012, the board of trustees (the “Board”) of the Company declared two regular semi-monthly cash distributions of $0.02605 per share each.  Both distributions will be paid on January 31, 2012, the first to shareholders of record on January 13, 2012 and the second to shareholders of record on January 30, 2012.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2012, the Board appointed Charles P. Pizzi as a new member of the Board and as a member of the nominating and corporate governance committee of the Board, each effective as of such date. Mr. Pizzi was appointed to serve for a term expiring at the Company’s 2012 Annual Meeting of Shareholders.

Pursuant to the Company’s Amended and Restated Bylaws, the Board may modify the number of members of the Board. However, the number of trustees may not be fewer than the minimum number required by the Delaware General Corporation Law or greater than twelve. With the appointment of Mr. Pizzi, the Board consists of eleven trustees, seven of whom are independent trustees. The Company’s trustees are elected annually for a term of one year, and serve until their successors are duly elected and qualified. Mr. Pizzi has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person.

Mr. Pizzi will receive trustee fees consistent with the Company’s trustee compensation arrangement.

Set forth below is biographical information pertaining to Mr. Pizzi:

Charles P. Pizzi, 61, is the retired president, director and chief executive officer of Tasty Baking Company, manufacturer of Tastykake branded snack cakes.  He served in these positions from 2002 to May 2011.  Prior to leading Tasty Baking Company, Mr. Pizzi served as president and chief executive officer of the Greater Philadelphia Chamber of Commerce; vice chairman of the American Chamber of Commerce Executives, and chairman of the Metro Council of Presidents. His career also includes work with the transition teams for Pennsylvania Governor Tom Ridge and Philadelphia Mayor Ed Rendell.  Mr. Pizzi has also served as commerce director for the City of Philadelphia. He has been a trustee of Brandywine Realty Trust since 1996, serving on the audit and compensation committees, a director of Allied Security Holdings LLC since August 2011, a director of Independence Blue Cross since 1991, serving on the compensation committee, and a director of Drexel University since 1991.  He was a director of the Federal Reserve Bank of Philadelphia from January 2006 to December 2011, serving as chairman from January 2010 to December 2011.  He also previously served as a director of the Philadelphia Stock Exchange from 1998 until it was acquired by NASDAQ in July 2008 and on the board of governors of NASDAQ OMX PHLX, Inc. from August 2008 to March 2009.  Mr. Pizzi holds a bachelor’s degree from LaSalle University and a master’s degree from the University of Pennsylvania.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated January 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	January 13, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated January 13, 2012.